Exhibit 10.19

SECURED PROMISSORY NOTE

U.S. $496,343.00	November 6, 2019

FOR VALUE RECEIVED, the undersigned, Deluxe Sheet Metal, Inc., DSM Holding, LLC, and Alpine 4 Technologies Ltd., a Delaware corporation (collectively, and jointly and severally, “Maker”) promise to pay to Kevin M. Smith  (the “Holder”), or his order, or such other place as Holder may designate in writing, in lawful money of the United States of America, the original aggregate principal sum of $496,343.00 together with interest at the rate of 8.75% per annum, and a loan fee of $5,000.00 (“Loan Fee”), all of which amounts shall be due in accordance with the following provisions of this Secured Promissory Note (the “Note”).

This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Purchase Agreement (the “Purchase Agreement”), of even or near date herewith, as well as a Security Agreement (the “Security Agreement”) of even or near date herewith, by and among Maker, and the Holder.

1. Term.  The term of this Note shall be until, and the maturity Date (“Maturity Date”) of this Note shall be January 25, 2020.

2. Payments.  Payments/Balloon Payment.  All unpaid principal and interest, and the Loan Fee, will be payable in full on the Maturity Date (“Payment”).

3. Security.  This Note is secured, with a subordinated security interest, by the obligations due pursuant to and under the Security Agreement dated even or near date herewith.

4. Prepayment.  Maker shall have the right to prepay the indebtedness, in full or in part and without penalty or payment of any fee or premium, at any time prior to the Maturity Date.

5. Late Charges; Refusal of Payments.  If Payment provided for in this Note shall be received by Holder more than 5 days after the due date thereof, a “Late Charge” of five percent (5.0%) of the amount of such Payment shall be immediately due to Holder and shall accompany any such Payment when made, and a new, additional Late Charge of five percent (5.0%) of the amount of such Payment shall be due and payable by Maker each new month thereafter, in addition to prior Late Charges which may remain due and payable, if any Payment has not been timely made, continuing thereafter until this Note has been paid in full.  Holder may refuse to accept any Payment which is not accompanied by the applicable Late Charge.  It is agreed that the amount of such Late Charge has been established to compensate Holder for additional costs and expenses which will be incurred by reason of a Payment not being made on time and which costs and expenses are difficult to predict or quantify. The parties agree that the amount of Late Charges, if any, are reasonable under the circumstances.

6. Default Interest.  [deleted].

7. No Right of Setoff.  Except as provided in the Purchase Agreement, Maker shall have no right to set off, offset or deduct any amount otherwise due, payable or owing under or pursuant to this Note.

8. Place of Payment.  Unless until otherwise revised in writing, all Payments required to be made under this Note shall be made payable to Kevin M. Smith at the address of 2603 Thornacres Drive, Niles, Michigan 49120.

9. Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:

a. Maker shall fail to pay on or before the Maturity Date (whether due on the date provided herein or by acceleration or otherwise), all amounts due and payable under this Note, it being expressly understood that Holder shall not be required to give any notice of such nonpayment nor shall there be any time period in which to cure any such failure.

b. There shall occur a default or breach under the Purchase Agreement or the Security Agreement or this Note, or Maker shall otherwise fail to perform its obligations under the Purchase Agreement or the Security Agreement or this Note.

10. Acceleration Upon Default.  Upon the occurrence of any Event of Default under this Note, then the entire principal balance and accrued interest, irrespective of the Maturity Date specified herein, shall become immediately due and payable at the option of Holder.

11. Assignment.  This Note may be sold, assigned or transferred (by operation of law or otherwise) or pledged by Holder without the prior written consent of Maker.

12. Cumulative Remedies.  The rights or remedies of the Holder as provided in this Note shall be cumulative and concurrent, and may be pursued singly, successively, or together against Maker, any guarantor hereof or otherwise at the sole discretion of the Holder.  The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of said rights or remedies or a waiver of the right to exercise them at any later time.

13. Waivers and Consents.  The Maker and all endorsers, guarantors, sureties, accommodation parties hereof and all other persons liable or to become liable for all or any part of this indebtedness, jointly and severally waive diligence, presentment, protest and demand, and also notice of protest, of demand, of nonpayment, of dishonor and of maturity and also recourse to suretyship defenses generally; and they also jointly and severally hereby consent to any and all renewals, extensions or modifications of the terms hereof, including time for payment, and further agree that any such renewal, extension or modification of the terms hereof or the release or substitution of any security for the indebtedness evidenced hereby or any other indulgences shall not affect the liability of said parties for the indebtedness evidenced by this Note.

14. Payment of Costs and Liability.  The Maker, endorsers, guarantors, sureties, accommodation parties hereof and all other persons liable or to become liable on this Note, agree jointly and severally, to timely and upon demand pay all of Holder’s costs of collection and reasonable attorneys’ and experts’ fees and expenses of any kind, and all costs of suit and appeal (collectively, the “Costs”), in the event that (a) there shall occur an Event of Default under this Note; (b) the Holder is made party to any litigation merely because of the existence of this Note, the Purchase Agreement and/or the Security Agreement; or (c) it becomes necessary by reason of the acts or omissions of Maker for the Holder to seek the advice of counsel with respect to this Note, the Purchase Agreement and/or the Security Agreement.  Costs shall be paid whether suit be brought or not, and whether they are incurred through courts of original jurisdiction, or through a bankruptcy court or through other legal proceedings.

15. Amendments.  This Note may not be amended, modified or changed, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

16. Joint and Several Liability.  The liability of each and every party who has signed this Note and all other parties who are or who may become liable under this Note shall be joint and several.

17. Severability.  If any term or condition of this Note shall be held to be invalid or unenforceable, the rest of the Note shall be enforced without the invalid or the unenforceable provision.

18. References.  Whenever used herein, the words “Maker” and “Holder” shall be deemed to include their respective heirs, devisees, personal representatives, successors and assigns.

19. Limitation of Interest.  It is the intent of Maker and Holder in the execution of this Note to contract in strict compliance with the usury laws governing this Note.  In furtherance thereof, Holder and Maker stipulate and agree that none of the terms and provisions contained in this Note shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by such laws.  Maker or any guarantor, endorser or other party now or hereafter becoming liable for the payment of this Note shall never be required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this section shall control over all other provisions of this Note and any other instrument executed in connection herewith which may be in apparent conflict herewith.  In the event any holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of that permitted to be charged, all such sums deemed to constitute interest in excess of the maximum permissible rate shall be immediately returned to the maker upon such determination.

20. Due on Sale.  It is expressly agreed and understood by Maker that this Note and the Security Agreement securing same are made for the sole and absolute benefit of Maker and that this Note and the Security Agreement are not assumable by any other person or party, and that in the event the collateral securing repayment of this Note or any portion thereof is sold, transferred or conveyed to any other party, whether by contract for deed, conveyance in trust or by operation of law or otherwise, the Holder or its successors and assigns shall have the right to immediately declare the entire unpaid balance of this Note, including all accrued but unpaid interest and Late Charges, to be immediately due and payable.

21. Governing Law/Venue.  This Note, the construction of its terms and the interpretation of the rights and duties of the parties hereto, shall be governed in accordance with the laws of the Indiana. Any dispute of any kind relating to, connected with or arising out of this Note in any fashion (“Dispute”) shall only be heard and decided exclusively in the Superior Courts of Marion County, Indiana, and all persons impacted by this Note in any fashion waive any objection to such exclusive venue.

MAKER:

Deluxe Sheet Metal, Inc.
an Indiana corporation

By:  /s/ Kent B. Wilson
Name: Kent B. Wilson
Title: Chief Executive Officer

DSM Holding, LLC
an Indiana limited liability company

By:  /s/ Kent B. Wilson
Name: Kent B. Wilson
Title: Chief Executive Officer

ALPINE 4 TECHNOLOGIES, LTD.,
a Delaware corporation

By:  /s/ Kent B. Wilson
       Kent B. Wilson
       Its Chief Executive Officer